UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 9, 2017

J.E.M. CAPITAL, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	333-179130	46-0525801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21/F., One Harbour Square, 181 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong (Address of Principal Executive Offices) (Zip Code)

852-37052610
 (Registrant's telephone number, including area code)
Zosano, Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

Engagement of New Independent Registered Public Accounting Firm

On March 16, 2017, Marcum LLP ("Marcum") resigned as the independent registered public accounting firm of J.E.M. Capital, Inc., formerly known as Zosano, Inc. (the "Company"). On May 9, 2017, the Board of Directors of the Company approved the appointment of Union Power HK CPA Limited ("UNHK") as the Company's independent auditor.

During the Company's two most recent fiscal years ended December 31, 2015 and 2014 and through UNHK's appointment on May 9, 2017, neither the Company nor anyone acting on its behalf consult with UNHK with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and UNHK did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement or any reportable events as defined and set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.E.M. Capital, INC.
May 12, 2017	By: /s/ Sze Ki Cheng
Sze Ki Cheng Chief Financial Officer